EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
First Quarter 2010

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings (Loss) to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Under Development Portfolio and Land	3.2
Development Activity	3.3
Investing Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.4

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4

NET ASSET VALUE:	Section VII
Components of Net Asset Value for ProLogis	7.1

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

First Quarter 2010
PROLOGIS REPORTS FIRST QUARTER RESULTS
— Development Leasing on Track; Total Operating Portfolio Leasing Flat —
— Fee Deals Leverage Development Organization —
— More than $135 Million of Land Sold or Moved into Development —
— Broadens FY 2010 FFO Guidance and Expands on Timing —
Denver, Colo. — April 22, 2010 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), including significant non-cash items, of $0.01 per diluted share for the first quarter of 2010, compared with $0.90 in the first quarter of 2009. Included in 2010 results are charges of approximately $53.6 million, or $0.12 per diluted share, related to losses on early extinguishment of debt and the company’s share of fund-related derivative losses. For the first quarter of 2009, FFO included $178 million, or $0.66 per diluted share, of net gains related to the sale of the company’s property fund investments in Japan and gains on early extinguishment of debt. ProLogis reported a net loss of $0.19 per diluted share for the first quarter of 2010, compared with net income of $0.66 for the same period in 2009.
Industrial Fundamentals Expected to Reflect Economic Recovery in Second Half of 2010
Walter C. Rakowich, chief executive officer, noted, “We are encouraged by the positive trends in key global economic indicators. However, industrial real estate generally lags the broader economy and, although we are seeing activity, it has yet to translate into increased occupancies. Fundamentals continued to bump along the bottom during the first quarter, and our operating results reflect a market still in transition. Activity levels remain stronger than six months ago, long-term demand drivers continue to strengthen, and we anticipate these trends will support increases in overall occupancy levels later this year.
“Globally, valuations are improving. However, industrial real estate market leasing conditions remain mixed, with a pick up in leasing in the U.K. and much of Western Europe, while Central and Eastern Europe and most U.S. markets remain soft. And, as we have seen in recent years, demand in Asia continues to be closely related to the lack of modern distribution space,” Rakowich said. “We continue to expect that the lack of new supply throughout the majority of our markets will support additional build-to-suit development opportunities, and we anticipate improved leasing activity and positive net absorption as the global economic recovery gains momentum in late 2010 and throughout 2011.”
For the quarter, the company’s total industrial operating portfolio (including completed development) was 89.2 percent leased, unchanged from the fourth quarter of 2009, reflecting a 500 basis point increase in leasing of completed development, offset by decreases in the leased percentage of the company’s core and investment management portfolios (see page 1.5). Total leasing activity was 29.6 million square feet in the first quarter of 2010, compared with average quarterly leasing of 27.0 million square feet in 2009. Rental rates on turnovers in the same-store total portfolio declined 12.3 percent in the first quarter, consistent with fourth quarter 2009 levels, while same-store net operating income declined 3.1 percent.
Development-Related Activity
“Development activity was solid during the quarter, and we are making progress toward our goal to monetize $350 to $400 million of land this year,” noted Ted R. Antenucci, president and chief investment officer. “In addition, our development activity is creating significant value. Given cap rate improvements in many global markets, the development we began in the fourth and first quarters will likely generate in excess of $60 million of increased value relative to our investment.”
The company started construction on three industrial facilities during the quarter, two of which were build-to-suits. The first build-to-suit is a 115,000-square-foot building for a major third-party logistics provider in Budapest, Hungary. The second is a 250,000-square-foot expansion in the U.K. for a large British-based home furnishing retailer. During the quarter, development also began on ProLogis Parc Kawajima, a 1.55-million-square-foot inventory distribution facility located in Tokyo, slated for completion in mid-2011. Pre-development discussions with customers have resulted in letters of intent or expressions of interest for approximately one-third of the space. Total expected investment for these three buildings is expected to be $252 million, including the monetization of more than $91 million of land.
Section I — Overview
Page 1.1

First Quarter 2010
“During the quarter, we also signed four fee development agreements for new facilities with total expected development costs of over $80 million for customers in France, Germany and Sweden,” said Antenucci. “This activity utilizes ProLogis’ development infrastructure without requiring additional capital investment from us. These fee agreements, together with other projects underway, represent approximately 50 percent of the development management income that we expect to recognize during 2010. In addition, we have a solid pipeline of additional build-to-suit opportunities and feel good about our goal of starting $700 — $800 million of development this year.”
The company completed land sales totaling approximately $47 million during the quarter, including $8 million related to the above mentioned development fee agreements. These sales, when combined with land placed into development, represent more than 35 percent of the company’s expected $350 — $400 million of land monetization in 2010.
Results of Successful Capital Markets Activity
Following the tender offer for certain senior notes and the issuance of $1.56 billion of new senior notes in the first quarter, the company reduced its 2012 direct debt maturities from $2.3 billion at year-end 2009, to $1.3 billion at March 31, 2010, and its 2013 direct debt maturities from $1.5 billion to $1.1 billion for the same periods. As a result, debt maturities have been smoothed, with the greatest amount maturing in any given year at just 16 percent of total debt. The company’s outstanding borrowings on its line of credit at March 31, 2010, were approximately $170 million.
Broadens Full-Year Guidance Range and Expands on Timing
A charge of $53.6 million, or $0.12 per share, was recognized in the first quarter related to the capital markets activity and settlement of fund-related derivatives. The company expects approximately $0.04 per share of full-year dilution related to the senior notes offering, in addition to the first quarter charge.
The company widened its full-year 2010 guidance for FFO, excluding significant non-cash items, from its earlier guidance of $0.74 — $0.78 per diluted share to $0.70 — $0.78 per diluted share, which includes expected gains on dispositions of development and land and dilution from the senior notes offering, but does not include the first quarter charge of $0.12 per share noted above. Net earnings per share (EPS) guidance has been reduced to $0.09 — $0.13, from $0.25 — $0.29 per diluted share principally related to the first quarter charge and dilution associated with capital markets activity. “Our internal projection for full-year FFO and EPS guidance was always anticipated to be significantly back-end weighted. This was based on our expectation of flat-to-slightly-negative operating fundamentals in the first half, with the second quarter most negatively impacted by lower capitalized costs associated with completed developments. With the lease up of our development portfolio, as well as our expectation of improved operating fundamentals later this year, we expect to see an increase in our core FFO run rate in the second half,” said William E. Sullivan, chief financial officer.
“Results for the first quarter were slightly below our expectations, negatively impacted by roughly $0.01 per share related to a stronger dollar and modestly lower occupancy. We continue to closely monitor market conditions, real estate values and operating results, as well as potential upside from improved fundamentals and development activity; and we believe that in the second half of the year we will begin to see the impact from the recent positive momentum in the macroeconomic environment,” Sullivan said.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,400 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis
Section I — Overview
Page 1.2

First Quarter 2010
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

First Quarter 2010
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended
	March 31,
	2010	2009
Revenues (page 2.2)	$260,015	$432,756

Net earnings (loss) (page 2.2) (a)	$(91,129)	$178,732
Net earnings (loss) per share - Diluted (page 2.5) (a)	$(0.19)	$0.66

FFO, including significant non-cash items (page 2.3) (a)	$7,117	$242,265
Add (deduct) significant non-cash items (page 2.4):
Net gain related to disposed assets - China operations	-	(3,315)
Losses (gains) on early extinguishment of debt	15,233	(17,928)
Our share of certain losses recognized by the property funds	575	11,283

Total adjustments for significant non-cash items	15,808	(9,960)

FFO, excluding significant non-cash items (page 2.4) (a)	$22,925	$232,305

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.01	$0.90
Add (deduct) - summarized significant non-cash adjustments - per share (page 2.4)	0.04	(0.04)

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.05	$0.86

 Assets Owned and Under Management
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,431,138	$7,436,539	$7,441,065	$7,446,493
Completed development (page 3.1)	4,013,489	4,108,962	4,094,702	3,973,690
Properties under development (page 3.2)	194,226	191,127	354,885	281,007
Land held for development (page 3.2)	2,387,984	2,569,343	2,694,925	2,710,867
Retail and mixed use properties	303,191	302,838	388,008	386,940
Land subject to ground leases and other	428,929	373,422	416,577	416,028
Other investments	236,741	233,665	240,533	256,114

Total - direct owned	14,995,698	15,215,896	15,630,695	15,471,139

Investment management - investment balance (b):
Industrial properties:
Property funds (page 4.2)	18,660,979	19,468,889	19,464,421	18,988,518
Other unconsolidated investees	618,671	444,985	454,986	447,395

Total - investment management	19,279,650	19,913,874	19,919,407	19,435,913

Total assets owned and under management	$34,275,348	$35,129,770	$35,550,102	$34,907,052

(a)	These amounts are attributable to common shares.

(b)	Amounts represent the entity’s basis in the property, not our proportionate share.
See numbered note references in Appendix A and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

First Quarter 2010
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

					March 31,	December 31,
					2010	2009
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)					140,834	141,019
Core - completed development (page 3.1)					50,739	50,604
Properties under development (page 3.2)					3,949	2,930
Retail and mixed use properties					1,150	1,150
Investment management - industrial properties:
Property funds (page 4.2)					267,001	274,241
Other unconsolidated investees					11,557	10,021

Total square feet owned and under management					475,230	479,965

	As of March 31, 2010
		Completed	Under	Retail &	Investment
	Core	Development	Development	Mixed Use	Mgmt.	Total
Square feet by continent:
North America	138,897	21,044	667	1,150	174,265	336,023
Europe	1,726	21,442	1,731	-	102,038	126,937
Asia	211	8,253	1,551	-	2,255	12,270

Total square feet owned and under management	140,834	50,739	3,949	1,150	278,558	475,230

Leasing Information

			March 31,	December 31,	September 30,	June 30,
			2010	2009	2009	2009
Leased %
Direct owned operating portfolio:
Core			89.73%	90.06%	90.39%	89.69%
Core - completed development			67.12%	62.18%	56.56%	49.35%

Direct owned operating portfolio (page 3.1)			83.74%	82.70%	81.28%	78.80%

Investment management- industrial properties:
Property funds (page 4.2)			93.04%	93.54%	93.78%	93.81%
Other unconsolidated investees			91.58%	94.47%	95.04%	95.89%

Investment management portfolio			92.98%	93.57%	93.83%	93.89%

Total Operating Portfolio - Industrial			89.21%	89.19%	88.72%	87.71%

Under Development Portfolio (page 3.2)			60.72%	100.00%	88.41%	72.33%

Leasing activity:
Direct owned - leases signed - quarterly activity (page 5.1)			12,661	15,361	15,674	13,151
Property funds - leases signed - quarterly activity (page 5.2)			16,957	15,888	12,890	12,153

Total leasing activity			29,618	31,249	28,564	25,304

Section I - Overview
Page 1.5

First Quarter 2010
Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,

	2010	2009

Assets:
Investments in real estate assets:
Industrial properties:
Core	$7,431,138	$7,436,539
Core - completed development	4,013,489	4,108,962
Properties under development	194,226	191,127
Land held for development	2,387,984	2,569,343
Retail and mixed use properties	303,191	302,838
Land subject to ground leases and other	428,929	373,422
Other investments	236,741	233,665

	14,995,698	15,215,896
Less accumulated depreciation	1,731,720	1,671,100

Net investments in real estate assets	13,263,978	13,544,796

Investments in and advances to unconsolidated investees:
Property funds	1,985,686	1,876,650
Other unconsolidated investees	283,339	275,073

Total investments in and advances to unconsolidated investees	2,269,025	2,151,723

Cash and cash equivalents	55,878	34,362
Accounts and notes receivable	153,036	136,754
Other assets	1,023,560	1,017,780

Total assets	$16,765,477	$16,885,415

Liabilities and Equity:
Liabilities:
Debt (1)	$8,112,712	$7,977,778
Accounts payable and accrued expenses	436,331	455,919
Other liabilities	473,621	444,432

Total liabilities	9,022,664	8,878,129

Equity:
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,765	4,742
Additional paid-in capital	8,559,492	8,524,867
Accumulated other comprehensive income (loss) (2)	(88,502)	42,298
Distributions in excess of net earnings	(1,097,426)	(934,583)

Total ProLogis shareholders’ equity	7,728,329	7,987,324
Noncontrolling interests	14,484	19,962

Total equity	7,742,813	8,007,286

Total liabilities and equity	$16,765,477	$16,885,415

See Appendix A for note references
Section II - Financial Statements
Page 2.1

First Quarter 2010
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009

Revenues:
Rental income (3)	$230,277	$216,124
Property management and other fees and incentives	28,662	33,634
CDFS disposition proceeds (4)	-	180,237
Development management and other income	1,076	2,761

Total revenues	260,015	432,756

Expenses:
Rental expenses	67,654	66,795
Investment management expenses	10,319	10,576
General and administrative (5)	42,006	48,243
Reduction in workforce (5)	-	4,462
Depreciation and amortization	86,249	74,501
Other expenses	4,267	6,419

Total expenses	210,495	210,996

Operating income	49,520	221,760
Other income (expense):
Earnings from unconsolidated property funds, net	5,894	2,098
Earnings from other unconsolidated investees, net	2,079	2,201
Interest expense (6)	(109,979)	(92,932)
Other income (expense), net	(172)	1,693
Net gains on dispositions of real estate properties (7)	11,807	2,511
Foreign currency exchange gains, net (8)	3,688	30,537
Gains (loss) on early extinguishment of debt (1)	(47,633)	17,928

Total other income (expense)	(134,316)	(35,964)

Earnings (loss) before income taxes	(84,796)	185,796
Current income tax expense (4)	9,753	22,189
Deferred income tax benefit	(1,551)	(6,828)

Total income taxes	8,202	15,361

Earnings (loss) from continuing operations	(92,998)	170,435
Discontinued operations (9):
Income attributable to disposed properties	343	11,850
Net gain related to disposed assets - China operations (4)	-	3,315
Net gains (impairments) on dispositions:
Non-development properties	8,083	-
Development properties and land subject to ground leases	65	(189)

Total discontinued operations	8,491	14,976

Consolidated net earnings (loss)	(84,507)	185,411
Net earnings attributable to noncontrolling interests	(253)	(310)

Net earnings (loss) attributable to controlling interests	(84,760)	185,101
Less preferred share dividends	6,369	6,369

Net earnings (loss) attributable to common shares	$(91,129)	$178,732

Weighted average common shares outstanding - Basic	474,991	267,716
Weighted average common shares outstanding - Diluted	474,991	270,278

Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.21)	$0.61
Discontinued operations	0.02	0.06

Net earnings (loss) per share attributable to common shares - Basic	$(0.19)	$0.67

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(0.21)	$0.60
Discontinued operations	0.02	0.06

Net earnings (loss) per share attributable to common shares - Diluted	$(0.19)	$0.66

See Appendix A for note references
Section II - Financial Statements
Page 2.2

First Quarter 2010
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009

Revenues:
Rental income	$230,918	$243,535
Property management and other fees and incentives	28,662	33,727
CDFS disposition proceeds (4)	-	180,237
Development management and other income	1,076	2,761

Total revenues	260,656	460,260

Expenses:
Rental expense	67,886	75,369
Investment management expenses	10,319	10,576
General and administrative	42,006	49,548
Reduction in workforce (5)	-	4,462
Depreciation of corporate assets	3,395	4,118
Other expenses	4,267	6,456

Total expenses	127,873	150,529

Operating FFO	132,783	309,731

Other income (expense):
FFO from unconsolidated property funds	34,036	36,743
FFO from other unconsolidated investees	3,632	5,013
Interest expense	(109,979)	(92,762)
Other income (expense), net	(172)	3,419
Net gains on dispositions of real estate properties (7)(10)	9,495	1,571
Foreign currency exchange gains (losses), net	479	(13,480)
Gains (losses) on early extinguishment of debt (1)	(47,633)	17,928
Current income tax expense (4)(10)	(8,902)	(22,390)
Net gain related to disposed assets - China operations (4)	-	3,315

Total other income (expense)	(119,044)	(60,643)

FFO	13,739	249,088

Less preferred share dividends	6,369	6,369
Less net earnings (loss) attributable to noncontrolling interests	253	454

FFO attributable to common shares, including significant non-cash items	$7,117	$242,265

Adjustments for significant non-cash items (page 2.4)	15,808	(9,960)

FFO attributable to common shares, excluding significant non-cash items	$22,925	$232,305

Weighted average common shares outstanding - Basic	474,991	267,716

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.01	$0.90

Diluted (page 2.5)	$0.01	$0.90

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.05	$0.87

Diluted (page 2.5)	$0.05	$0.86

See Appendix A for note references
Section II - Financial Statements
Page 2.3

First Quarter 2010
Reconciliations of Net Earnings (Loss) to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings (loss) to FFO, including significant non-cash items

	Three Months Ended
	March 31,
	2010	2009

Net earnings (loss) (a)	$(91,129)	$178,732
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	82,854	70,383
Adjustments to gains on dispositions for depreciation	(1,629)	(751)
Gains on dispositions of non-development properties	103	1,621
Reconciling items attributable to discontinued operations: (9)
Gains on dispositions of non-development properties	(8,083)	-
Real estate related depreciation and amortization	66	6,413

Total discontinued operations	(8,017)	6,413
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	37,641	38,317
Other amortizations items	(3,474)	(3,590)

Total unconsolidated investees	34,167	34,727

Total NAREIT defined adjustments	107,478	112,393

Subtotal-NAREIT defined adjustments	16,349	291,125

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net (8)	(3,209)	(43,948)
Deferred income tax benefit	(1,551)	(6,840)

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (8)	(787)	1,651
Unrealized gains on derivative contracts, net	(4,060)	(1,854)
Deferred income tax expense	375	2,131

Total unconsolidated investees	(4,472)	1,928

Total our defined adjustments	(9,232)	(48,860)

FFO, including significant non-cash items (a)	$7,117	$242,265

 Reconciliation of FFO, including significant non-cash items to FFO, excluding significant non-cash items

	Three Months Ended
	March 31,
	2010	2009

FFO, including significant non-cash items (a)	$7,117	$242,265
Add (deduct) significant non-cash items:
Net gain related to disposed assets - China operations (4)	-	(3,315)
Losses (gains) on early extinguishment of debt (1)	15,233	(17,928)
Our share of certain losses recognized by the property funds (page 4.3)	575	11,283

Total adjustments for significant non-cash items	15,808	(9,960)

FFO, excluding significant non-cash items (a)	$22,925	$232,305

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended
	March 31,
	2010	2009

FFO, excluding significant non-cash items (a)	$22,925	$232,305
Interest expense	109,979	92,762
Depreciation of corporate assets	3,395	4,118
Current income tax expense included in FFO	9,753	22,390
Adjustments to gains on dispositions for interest capitalized	593	2,758
Preferred share dividends	6,369	6,369
Impairment charges	-	189
Share of reconciling items from unconsolidated investees	51,467	51,888

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$204,481	$412,779

(a)	Attributable to common shares.
See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3
See Appendix A for note references
Section II - Financial Statements
Page 2.4

First Quarter 2010
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings (Loss) Per Share

	Three Months Ended
	March 31,
	2010 (a)	2009

Net earnings (loss) - Basic (b)	$(91,129)	$178,732
Noncontrolling interest attributable to convertible limited partnership units (c)	-	310

Adjusted net earnings (loss) - Diluted (b)	$(91,129)	$179,042

Weighted average common shares outstanding - Basic	474,991	267,716
Incremental weighted average effect of conversion of limited partnership units (c)	-	1,235
Incremental weighted average effect of stock awards (d)	-	1,327

Weighted average common shares outstanding - Diluted (e)	474,991	270,278

Net earnings (loss) per share - Diluted (b)	$(0.19)	$0.66

 FFO Per Share, including significant non-cash items

	Three Months Ended
	March 31,
	2010	2009

FFO - Basic, including significant non-cash items (b)	$7,117	$242,265
Noncontrolling interest attributable to convertible limited partnership units (c)	-	310

FFO - Diluted, including significant non-cash items (b)	$7,117	$242,575

Weighted average common shares outstanding - Basic	474,991	267,716
Incremental weighted average effect of conversion of limited partnership units (c)	-	1,235
Incremental weighted average effect of stock awards (d)	3,004	1,327

Weighted average common shares outstanding - Diluted (e)	477,995	270,278

FFO per share - Diluted, including significant non-cash items (b)	$0.01	$0.90

 FFO Per Share, excluding significant non-cash items

	Three Months Ended
	March 31,
	2010	2009

FFO - Basic, including significant non-cash items (b)	$7,117	$242,265
Adjustments for significant non-cash items (see page 2.4)	15,808	(9,960)
Noncontrolling interest attributable to convertible limited partnership units (c)	-	310

FFO - Diluted, excluding significant non-cash items (b)	$22,925	$232,615

Weighted average common shares outstanding - Basic	474,991	267,716
Incremental weighted average effect of conversion of limited partnership units (c)	-	1,235
Incremental weighted average effect of stock awards (d)	3,004	1,327

Weighted average common shares outstanding - Diluted (e)	477,995	270,278

FFO per share - Diluted, excluding significant non-cash items (b)	$0.05	$0.86

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units is anti-dilutive, the income and shares of the limited partnerships are not included in the diluted per share calculation.

(d)	Total weighted average potentially dilutive awards outstanding were 11,042 and 11,515 for the three months ended March 31, 2010 and 2009, respectively. Of the potentially dilutive instruments, 5,185 and 8,294, were anti-dilutive for the three months ended March 31, 2010 and 2009, respectively. During a loss period, the effect of stock awards is not included as the impact is anti-dilutive.

(e)	The shares underlying the convertible debt have not been included because the impact would be anti-dilutive.
Section II - Financial Statements
Page 2.5

First Quarter 2010
Direct Owned - Operating Properties

(in thousands, except for number of buildings and leased percentage)
 Direct Owned Industrial Operating Properties Portfolio (including Core and Completed Development)

	March 31, 2010				December 31, 2009
	# of	Square	Investment	Leased	# of	Square	Investment	Leased
	Bldgs	Feet	Balance	Percentage	Bldgs	Feet	Balance	Percentage

North America:
Canada	2	526	$45,076	20.95%	2	526	$43,536	20.95%
Mexico	30	5,560	279,082	61.84%	30	5,560	275,528	60.21%
United States	1,045	153,855	8,076,119	89.70%	1,054	154,352	8,096,674	89.78%

Total North America	1,077	159,941	8,400,277	88.50%	1,086	160,438	8,415,738	88.53%

Europe:
Central Europe	41	10,795	677,452	52.75%	41	10,793	706,403	50.16%
Northern Europe	16	3,875	276,176	66.68%	15	3,321	244,557	58.61%
Southern Europe	19	5,275	356,430	49.47%	19	5,275	373,585	39.62%
United Kingdom	14	3,223	316,060	54.15%	13	3,162	325,770	23.32%

Total Europe	90	23,168	1,626,118	54.53%	88	22,551	1,650,315	45.18%

Asia:
Japan	10	8,039	1,376,377	72.38%	10	8,209	1,434,651	71.02%
Korea	4	425	41,855	100.00%	4	425	44,797	100.00%

Total Asia	14	8,464	1,418,232	73.77%	14	8,634	1,479,448	72.45%

Total direct owned industrial operating properties (a)	1,181	191,573	$11,444,627	83.74%	1,188	191,623	$11,545,501	82.70%

 Completed Development Properties Portfolio (included in table above)

	March 31, 2010				December 31, 2009
	# of	Square	Investment	Leased	# of	Square	Investment	Leased
	Bldgs	Feet	Balance (b)	Percentage	Bldgs	Feet	Balance (b)	Percentage

North America:
Canada	2	526	$45,076	20.95%	2	526	$43,536	20.95%
Mexico	21	4,390	210,794	57.96%	21	4,390	207,515	60.75%
United States	42	16,128	863,244	86.72%	44	16,381	880,133	82.00%

Total North America	65	21,044	1,119,114	79.07%	67	21,297	1,131,184	76.11%

Europe:
Central Europe	40	10,488	646,183	51.93%	40	10,486	673,570	48.70%
Northern Europe	16	3,875	276,176	66.68%	15	3,321	244,557	58.63%
Southern Europe	16	3,915	267,505	42.62%	16	3,915	280,503	36.35%
United Kingdom	13	3,164	308,955	53.29%	13	3,162	325,770	23.31%

Total Europe	85	21,442	1,498,819	53.09%	84	20,884	1,524,400	44.12%

Asia:
Japan	10	8,039	1,376,377	72.38%	10	8,209	1,434,651	71.03%
Korea	2	214	19,179	100.00%	2	214	18,727	100.00%

Total Asia	12	8,253	1,395,556	73.10%	12	8,423	1,453,378	71.76%

Total completed development properties	162	50,739	$4,013,489	67.12%	163	50,604	$4,108,962	62.18%

(a)	The leased percentage of the core properties, excluding completed development properties, was 89.73% and 90.06% leased at March 31, 2010 and December 31, 2009, respectively.

(b)	As of March 31, 2010 and December 31, 2009, we had approximately $176.6 million and $204.1 million, respectively, of remaining costs to spend to complete and lease these properties.
Section III - Direct Owned
Page 3.1

First Quarter 2010
Direct Owned - Under Development Portfolio and Land

(in thousands, except for number of properties and leased percentage)
 Under Development Portfolio

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of March 31, 2010	Properties	Feet	Balance (a)	Incur (b)	Investment	Percentage
Development - build-to-suit:
North America:
United States	1	667	26,470	30,660	57,130	100.00%

Europe:
Central Europe	1	115	2,572	3,948	6,520	100.00%
Southern Europe	1	862	53,895	5,899	59,794	100.00%
United Kingdom	2	754	22,127	26,109	48,236	100.00%

Total Europe	4	1,731	78,594	35,956	114,550	100.00%

Total build-to-suit	5	2,398	105,064	66,616	171,680	100.00%

Development - not build-to-suit:
Japan	1	1,551	90,022	133,571	223,593	0%

Total properties under development	6	3,949	195,086	200,187	395,273	60.72%

Land Held for Development
			As of March 31, 2010		As of December 31, 2009
			Acres	Investment	Acres	Investment
North America			6,142	$1,042,911	6,275	$1,061,101
Europe			3,932	1,110,830	3,959	1,183,632
Asia			101	234,243	126	324,610

Total land held for development			10,175	$2,387,984	10,360	$2,569,343

Roll forward of land held for development:

As of December 31, 2009						$2,569,343
Changes in land held for development during 2010:
Dispositions and development starts						(135,636)
Infrastructure costs and reclasses						11,560
Effect of changes in foreign exchange rates and other						(57,283)

As of March 31, 2010						$2,387,984

(a)	The investment balance includes land and construction costs, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(b)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions depending on the status of the property.
Section III - Direct Owned
Page 3.2

First Quarter 2010
Direct Owned - Development Activity

(in thousands, except per square foot)
 Industrial Starts and Completions

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Development Starts:
North America:
Square feet	-	667	-	-
Total expected investment ($)	-	57,178	-	-
Cost per square foot ($)	-	85.72	-	-
Leased percentage at start	-	100.00%	-	-
Europe:
Square feet	365	504	548	233
Total expected investment ($)	17,745	40,738	44,190	14,126
Cost per square foot ($)	48.62	80.83	80.64	60.63
Leased percentage at start	100.00%	100.00%	100.00%	100.00%
Asia:
Square feet	1,551	-	350	-
Total expected investment ($)	234,433	-	87,462	-
Cost per square foot ($)	151.15	-	249.89	-
Leased percentage at start	0.00%	-	100.00%	-
Total:

Square feet	1,916	1,171	898	233
Total expected investment ($)	252,178	97,916	131,652	14,126
Cost per square foot ($)	131.62	83.62	146.61	60.63
Leased percentage at start	19.05%	100.00%	100.00%	100.00%
Development Completions:
North America:
Square feet	-	-	253	1,228
Total expected investment ($)	-	-	26,585	69,729
Cost per square foot ($)	-	-	105.08	56.78
Leased percentage at completion (a)	-	-	100.00%	19.01%
Leased percentage at 3/31/2010	-	-	100.00%	31.03%
Europe:
Square feet	554	473	1,320	5,629
Total expected investment ($)	41,051	49,115	92,881	417,573
Cost per square foot ($)	74.10	103.84	70.36	74.18
Leased percentage at completion (a)	100.00%	59.38%	69.89%	59.23%
Leased percentage at 3/31/2010	100.00%	59.38%	95.11%	62.63%
Asia:
Square feet	350	802	-	1,849
Total expected investment ($)	90,783	177,274	-	318,311
Cost per square foot ($)	259.38	221.04	-	172.15
Leased percentage at completion (a)	100.00%	78.86%	-	32.70%
Leased percentage at 3/31/2010	100.00%	100.00%	-	94.07%
Total:

Square feet	904	1,275	1,573	8,706
Total expected investment ($)	131,834	226,389	119,466	805,613
Cost per square foot ($)	145.83	177.56	75.95	92.54
Leased percentage at completion (a)	100.00%	71.63%	74.73%	47.92%
Leased percentage at 3/31/2010	100.00%	84.93%	95.90%	64.85%

(a)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.3

First Quarter 2010
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Net proceeds from property dispositions:
Contributions to property funds and joint ventures (a):
Completed development properties
Square feet	773	2,965	2,003	2,069
Net sales proceeds ($)	111,208	177,924	173,803	150,023
Non-development properties
Square feet	-	141	-	-
Net sales proceeds ($)	-	11,434	-	-
Land
Acres	-	-	5	-
Net sales proceeds ($)	-	-	29,975	-
Total contributions to property funds and joint ventures:

Square feet	773	3,106	2,003	2,069
Net sales proceeds ($)	111,208	189,358	203,778	150,023
Dispositions to third parties:
Completed development properties
Square feet	-	-	-	750
Net sales proceeds ($)	-	94	-	133,597
Non-development properties
Square feet	370	1,044	615	12,356
Net sales proceeds ($)	13,688	91,810	33,952	533,209
Land
Acres	150	138	16	1
Net sales proceeds ($)	46,820	56,054	3,319	2,962
Total dispositions to third parties:

Square feet	370	1,044	615	13,106
Net sales proceeds ($)	60,508	147,958	37,271	669,768

Total property dispositions:
Square feet	1,143	4,150	2,618	15,175
Net sales proceeds ($)	171,716	337,316	241,049	819,791

 Outflows

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009
Property acquisitions:
Land:
Acres	-	76	19	121
Total purchase price ($)	-	12,824	17,667	56,806
Investments in property funds:
Capital contributions ($) (b)	7,494	95,067	127,102	38,978
Acquisitions of investment interest ($) (c)	109,237	59,394	-	-

(a)	Includes contributions to entities in which we have an investment that is accounted for by the equity method.

(b)	Amount includes cash contributions made to the property funds and investment interest received in exchange for properties contributed.

(c)	In the first quarter 2010, we purchased 15.8 million common equity units of ProLogis European Properties Fund (“PEPR”) and in the fourth quarter of 2009 we invested in PEPR preferred stock.
Section III - Direct Owned
Page 3.4

First Quarter 2010
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	March 31, 2010		December 31, 2009
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage
Property funds:
ProLogis California LLC	$92,973	50.0%	$94,498	50.0%
ProLogis North American Properties Fund I	19,535	41.3%	21,295	41.3%
ProLogis North American Properties Funds VI-VIII (a)	77,311	20.0%	78,996	20.0%
ProLogis North American Properties Fund XI	23,768	20.0%	22,115	20.0%
ProLogis North American Industrial Fund (b)	245,932	23.1%	241,988	23.0%
ProLogis North American Industrial Fund II	327,475	37.0%	336,511	37.0%
ProLogis North American Industrial Fund III	139,252	20.0%	140,047	20.0%
ProLogis Mexico Industrial Fund	74,401	24.2%	74,754	24.2%
ProLogis European Properties (c)	517,497	33.1%	383,389	24.8%
ProLogis European Properties Fund II	445,764	32.1%	461,631	32.1%
ProLogis Korea Fund	21,778	20.0%	21,426	20.0%

Total property funds	1,985,686	31.1%	1,876,650	29.3%

Other unconsolidated investees, by continent:
North America	147,599		148,137
Europe	80,791		96,191
Asia (d)	54,949		30,745

	283,339		275,073

Total investments in and advances to unconsolidated investees	$2,269,025		$2,151,723

(a)	During the fourth quarter of 2009, we recognized an impairment charge, which represented the entire carrying value of our investments in ProLogis North American Properties Funds IX and X. We recorded the impairment charge due to indications that we may not be able to recover our investment. Therefore, we have not included these funds in the 2010 information in this Supplemental Package.

(b)	During the first quarter of 2010, we contributed one completed development property with 0.3 million square feet for $22.8 million to this property fund.

(c)	During the first quarter of 2010, we purchased 15.8 million common equity units of PEPR for €80.4 million ($109.2 million), which increased our ownership percentage in the common equity of PEPR to 33.1%.

(d)	During the first quarter of 2010, we sold 90% of one completed development property in Japan with 0.5 million square feet for $88.4 million. We will continue to own 10% of the property, which is accounted for under the equity method of accounting, and we will continue to manage the property.
Section IV - Investment Management
Page 4.1

First Quarter 2010
Investment Management - Operating Portfolio of Property Funds

(in thousands, except for percentages)

	March 31, 2010			December 31, 2009
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage
Operating industrial properties:
North America:
ProLogis California LLC	14,178	$702,186	97.21%	14,178	$700,588	94.19%
ProLogis North American Properties Fund I	9,033	376,451	95.36%	9,033	376,176	97.04%
ProLogis North American Properties Fund VI-VIII	17,653	1,101,311	90.17%	17,653	1,100,865	90.80%
ProLogis North American Properties Fund XI	3,616	181,929	96.07%	3,616	181,869	96.80%
ProLogis North American Industrial Fund	49,908	2,974,417	93.21%	49,656	2,948,285	94.85%
ProLogis North American Industrial Fund II	36,018	2,171,314	91.28%	36,018	2,170,506	89.72%
ProLogis North American Industrial Fund III	24,694	1,754,998	88.56%	24,693	1,752,896	92.10%
ProLogis Mexico Industrial Fund	9,144	574,714	86.53%	9,144	573,849	86.41%

Total North America	164,244	9,837,320	91.92%	163,991	9,805,034	92.51%

Europe:
ProLogis European Properties	52,978	4,305,809	94.58%	52,978	4,518,277	95.80%
ProLogis European Properties Fund II	48,045	4,364,128	94.91%	48,041	4,579,539	96.80%

Total Europe	101,023	8,669,937	94.74%	101,019	9,097,816	96.27%

Asia - ProLogis Korea Fund	1,734	153,722	100.00%	1,734	150,176	97.82%

Sub-total	267,001	18,660,979	93.04%	266,744	19,053,026	93.97%

ProLogis North American Properties Fund IX-X (b)	-	-	-	7,497	415,863	78.37%

Total investment management operating portfolio	267,001	$18,660,979	93.04%	274,241	$19,468,889	93.54%

(a)	The current investment represents the property fund’s basis in the real estate not our proportionate share.

(b)	See comment (a) on Page 4.1.
Section IV - Investment Management
Page 4.2

First Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended March 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total
Rental income	$201,847	$186,710	$2,840	$391,397
Rental expenses	(53,982)	(43,822)	(127)	(97,931)

Net operating income from properties	147,865	142,888	2,713	293,466
Other expense, net, including G&A	(6,469)	(7,144)	(312)	(13,925)
Loss on early extinguishment of debt	-	(2,059)	-	(2,059)
Interest expense and other (4)	(102,294)	(54,236)	(745)	(157,275)
Current income tax expense	(507)	(10,844)	(3)	(11,354)

FFO of the property funds	38,595	68,605	1,653	108,853
Real estate related depreciation and amortization	(73,808)	(53,352)	(762)	(127,922)
Unrealized gains on derivative contracts (4)	10,972	-	-	10,972
Other income, net, including deferred tax and foreign currency	216	1,236	-	1,452

Net earnings (loss) of the property funds	$(24,025)	$16,489	$891	$(6,645)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended March 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total
ProLogis’ share of the property fund’s FFO	$10,147	$20,822	$331	$31,300
Fees paid to ProLogis (5)(6)	14,376	12,895	189	27,460
Amortization adjustments (7)	1,246	1,490	-	2,736

FFO recognized by ProLogis, including significant non-cash items	25,769	35,207	520	61,496
Loss on early extinguishment of debt	-	575	-	575

FFO recognized by ProLogis, excluding significant non-cash items	$25,769	$35,782	$520	$62,071

ProLogis’ share of the property fund’s net earnings (loss)	$(6,068)	$5,251	$178	$(639)
Fees paid to ProLogis (5)(6)	14,376	12,895	189	27,460
Amortization adjustments (7)	3,255	3,278	-	6,533

Net earnings recognized by ProLogis	$11,563	$21,424	$367	$33,354

Condensed Balance Sheet of the Property Funds, Combined
	As of March 31, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total
Real estate owned, before depreciation	$9,837,320	$8,669,937	$153,722	$18,660,979
Accumulated depreciation	(956,030)	(816,368)	(5,971)	(1,778,369)
Other assets	383,827	467,626	5,815	857,268

Total assets	$9,265,117	$8,321,195	$153,566	$17,739,878

Third party debt	$5,077,860	$3,710,158	$49,228	$8,837,246
Other liabilities	282,451	845,706	3,467	1,131,624

Total liabilities	$5,360,311	$4,555,864	$52,695	$9,968,870

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

First Quarter 2010
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
 Investing Activities - for the property funds combined

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Inflows:
Property dispositions:
Square feet	-	601	795	2,973
Net sales proceeds ($)	-	45,087	39,854	247,782

Outflows:
Acquisitions:

Operating properties acquired from ProLogis:
Square feet	253	3,106	2,003	2,069
Purchase price of assets acquired (a) ($)	22,800	189,358	173,803	150,023

Financing Activities - for each property fund, if applicable (b)

	Three Months Ended
	March 31, 2010
		Wtd. Avg.
	Principal	Int. Rate

Debt Issued:
ProLogis European Properties	$559,937	5.06%
ProLogis European Properties Fund II	263,008	4.86%

	$822,945

Debt Repaid:
ProLogis European Properties	$(495,537)	3.21%
ProLogis North American Properties Fund XI	(10,341)	4.16%
Total amortization payments during period	(6,696)

	$(512,574)

Line of Credit Activity, Net - advances (payments):
ProLogis European Properties	$(102,876)	2.53%
ProLogis European Properties Fund II	(260,748)	1.59%
ProLogis North American Industrial Fund	-

	$(363,624)

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes changes due to foreign currency exchange rates, if applicable.
Section IV - Investment Management
Page 4.4

First Quarter 2009
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	2,652	$7,563	$2.85	1.03%
Remainder of 2010	19,370	77,954	4.02	10.67%
2011	28,919	125,323	4.33	17.15%
2012	25,002	110,015	4.40	15.05%
2013	22,211	104,733	4.72	14.33%
2014	20,641	99,378	4.81	13.60%
2015	11,982	52,627	4.39	7.20%
2016	6,640	32,576	4.91	4.46%
2017	2,662	15,250	5.73	2.09%
2018	3,241	16,156	4.98	2.21%
2019	5,503	40,305	7.32	5.52%
Thereafter	8,010	48,945	6.11	6.69%

Totals	156,833	$730,825	$4.66	100.00%

Leasing Activity (a)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Square feet of leases signed during the period:

Development properties - new leases over one year	3,778	5,244	5,423	4,219
Development properties - new leases less than one year	234	133	515	788
Development properties - renewals	256	501	646	179
Core properties - new leases	2,801	2,741	3,947	3,351
Core properties - renewals	5,592	6,742	5,143	4,614

Total square feet of leases signed	12,661	15,361	15,674	13,151

# of leases	302	277	261	311

Weighted average customer retention	71.7%	83.8%	73.3%	67.8%

Percentage of development properties leased to repeat customers	42.5%	78.9%	40.1%	52.0%

Turnover costs:
Square feet	9,045	9,964	9,343	8,640
Cost per sq ft ($)	1.28	1.03	1.32	1.21

Capital Expenditures
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Capital expenditures ($)	5,351	10,500	7,796	2,494
Tenant improvements ($)	5,233	7,189	7,563	5,701
Leasing commissions ($)	3,828	5,096	5,402	3,533

Total	14,412	22,785	20,761	11,728

(a)	Represents leasing activity for industrial and retail properties.
Section V - Operating Statistics
Page 5.1

First Quarter 2009
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	1,268	$5,733	$4.52	0.45%
Remainder of 2010	23,452	111,318	4.75	8.77%
2011	37,026	176,290	4.76	13.89%
2012	40,705	200,523	4.93	15.80%
2013	29,692	143,471	4.83	11.30%
2014	23,368	118,055	5.05	9.30%
2015	20,944	99,834	4.77	7.86%
2016	18,207	95,176	5.23	7.50%
2017	15,163	90,698	5.98	7.15%
2018	13,300	72,766	5.47	5.73%
2019	6,302	36,351	5.77	2.86%
Thereafter	17,021	119,141	7.00	9.39%

Totals	246,448	$1,269,356	$5.15	100.00%

Leasing Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Square feet of leases signed during the period:
Square feet	16,957	15,888	12,890	12,153
# of leases	196	187	157	151

Weighted average customer retention	76.3%	85.9%	77.4%	83.1%

Turnover costs:
Square feet	16,946	15,830	12,779	11,974
Cost per sq ft ($)	0.81	1.08	1.21	0.93

Capital Expenditures (a)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2010	2009	2009	2009

Capital expenditures ($)	3,987	8,321	6,013	3,084
Tenant improvements ($)	6,085	7,908	6,217	4,746
Leasing commissions ($)	5,977	8,333	7,378	4,155

	16,049	24,562	19,608	11,985

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

First Quarter 2010
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
 Same Store Analysis - for the three months ended
See definitions in Appendix B.

	March 31, 2010		December 31, 2009		September 30, 2009		June 30, 2009
	Total	Adjusted	Total	Adjusted	Total	Adjusted	Total	Adjusted
	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)

Sq Ft of Same Store Population	439,871	399,845	436,238	395,140	426,101	390,555	414,799	378,000

Percentage Change in [increase/(decrease)]:
Rental Income	(0.19)%	(3.15)%	(0.10)%	(2.67)%	(1.18)%	(3.79)%	1.04%	(2.19)%

Rental Expenses	8.61%	7.15%	6.28%	2.25%	1.33%	(2.14)%	(3.74)%	(7.50)%

Net Operating Income	(3.13)%	(6.39)%	(2.11)%	(4.15)%	(2.05)%	(4.34)%	2.69%	(0.40)%

Average Leasing	0.73%	(1.89)%	(0.12)%	(2.18)%	(0.66)%	(2.49)%	(0.08)%	(2.26)%

Sq Ft of Leasing Activity (b)	25,556	25,085	24,517	23,560	21,032	20,193	19,268	19,058

Percentage Change in Rental Rate Growth (b)	(12.25)%	(12.34)%	(12.38)%	(11.73)%	(15.27)%	(14.69)%	(12.48)%	(12.62)%
 Top Customers - Direct Owned

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	APL (Neptune Orient Lines)	2.16%	14
2	Home Depot, Inc	1.97%	7
3	TOMY Company, Ltd.	1.37%	2
4	Ford Motor Company	1.16%	7
5	Deutsche Post AG (DHL)	0.98%	13
6	LG, Inc.	0.91%	6
7	Office Depot, Inc.	0.91%	5
8	Kellogg Company	0.87%	6
9	Euromarket Designs, Inc.	0.82%	2
10	Konoike Transport Co., Ltd.	0.80%	3
11-25	various	9.62%	48

	Total	21.57%	113

 Top Customers - Investment Management

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	Deutsche Post AG (DHL)	3.78%	47
2	CEVA Logistics	2.51%	27
3	Unilever	1.86%	8
4	SNCF Geodis	1.59%	13
5	Kuehne & Nagel	1.58%	16
6	NYK Group	1.47%	15
7	Home Depot, Inc	1.37%	9
8	Wincanton Logistics	1.26%	21
9	Amazon.Com, Inc.	1.03%	6
10	Kraft Foods, Inc.	1.00%	7
11-25	various	9.87%	103

	Total	27.32%	272

(a)	This portfolio includes all same store properties as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 136, 156, 136 and 139 completed development properties as of January 1, 2009, October 1, July 1 and April 1, 2008, respectively, that we still own or manage as of the end of the period.

(b)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population, as defined.
See Definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

First Quarter 2010
Operating Statistics - Geographic Distribution (a)

North America	%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total

United States

Atlanta	5.4	2.4	3.7	Belgium	-	0.6	0.3
Austin	0.4	0.5	0.4	Czech Republic	1.1	1.6	1.4
Baltimore	1.4	0.3	0.8	France	1.6	9.0	5.9
Central Valley (CA)	2.3	1.2	1.7	Germany	1.1	4.7	3.2
Charlotte	1.9	1.2	1.5	Hungary	0.6	1.5	1.2
Chicago	9.4	2.4	5.3	Italy	0.7	2.5	1.7
Cincinnati	1.8	1.8	1.8	Netherlands	0.4	2.0	1.3
Columbus	3.0	2.1	2.4	Poland	2.7	6.6	4.9
Dallas/Fort Worth	7.7	2.7	4.8	Romania	0.6	-	0.2
Denver	2.2	0.6	1.3	Slovakia	0.6	1.1	0.9
El Paso	1.1	0.6	0.8	Spain	0.9	1.6	1.3
Greenville	-	0.5	0.3	Sweden	0.4	0.8	0.7
Houston	3.0	1.4	2.0	United Kingdom	2.0	5.8	4.2

I-81 Corridor (East PA)	1.9	6.3	4.4
Indianapolis	1.6	2.7	2.3	Total Europe	12.7%	37.8%	27.2%

Inland Empire (Southern California)	8.6	5.4	6.8
Las Vegas	0.6	1.7	1.2
Los Angeles	2.9	3.2	3.1
Louisville	1.7	0.8	1.2
Memphis	2.4	1.7	2.0	Asia	%	%	%
Nashville	1.5	0.9	1.2		Direct	Invest.
New Jersey	3.2	4.1	3.7		Owned	Mgmt.	Total

Orlando	1.0	0.5	0.7
Phoenix	1.2	0.3	0.7	Japan	4.4	-	1.8
Portland	0.8	0.5	0.6	Korea	0.2	0.6	0.5

Reno	1.6	5.0	3.6
Salt Lake City	-	0.6	0.3	Total Asia	4.6%	0.6%	2.3%

San Antonio	1.9	1.4	1.6
San Francisco	4.8	0.1	2.1
Seattle	0.1	0.1	0.1
South Florida	0.9	1.2	1.1
St Louis	0.4	0.8	0.6
Tampa	1.8	0.2	0.9
Washington DC	0.9	0.5	0.7
other non-target	0.2	0.4	0.3

Total United States	79.6%	56.1%	66.0%

Mexico	2.8%	4.9%	4.0%

Canada	0.3%	0.6%	0.5%

Total North America	82.7%	61.6%	70.5%

(a)	Based on square footage
Section V - Operating Statistics
Page 5.4

First Quarter 2010
Debt - ProLogis Debt Summary

(dollars in thousands)
 Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate (a)	Date	as of 3/31/2010	as of 12/31/2009

Senior notes	5.250%	Nov-10	$190,278	$190,278
Euro notes (€101.3 million)	4.375%	Apr-11	138,376	145,294
Senior notes	5.500%	Apr-12	58,935	280,788
Senior notes	5.500%	Mar-13	61,443	262,066
Senior notes	7.625%	Aug-14	350,000	350,000
Senior notes	7.810%	Feb-15	80,000	100,000
Senior notes	9.340%	Mar-15	27,000	30,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes (b)	6.250%	Mar-17	300,000	-
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes	7.375%	Oct-19	600,000	600,000
Senior notes (b)	6.875%	Mar-20	800,000	-
Less: discount			(12,459)	(10,521)

Total senior notes	6.465%		4,693,573	4,047,905

Convertible senior notes (2.25% coupon) (c)	5.390%	Apr-12	897,480	1,103,659
Convertible senior notes (1.875% coupon) (c)	5.600%	Jan-13	454,738	709,130
Convertible senior notes (2.625% coupon) (c)	5.860%	May-13	424,250	453,718
Convertible senior notes (b)(d)	3.250%	Mar-15	460,000	-
Less: discount			(133,634)	(188,066)

Total convertible senior notes	5.082%		2,102,834	2,078,441

Fixed rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	106,096	108,190
Fixed rate secured mortgage debt (¥8.1 billion)	2.130%	Mar-13	86,696	-
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	101,750
Fixed rate secured mortgage debt	5.470%	Aug-15	127,872	128,528
Fixed rate secured mortgage debt	7.250%	Apr-16	194,700	196,265
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	245,500
Fixed rate secured mortgage debt	7.580%	Apr-24	189,813	190,230
Fixed rate secured mortgage debt	5.494%	various	69,525	74,035
Debt matured/paid in 2010			-	45,628

Total secured mortgage debt	6.170%		1,121,952	1,090,126

Assessment bonds	6.492%	various	24,685	24,715

Global line credit facility	2.244%	Aug-12	169,668	736,591

Weighted average interest rate / total debt outstanding	5.978%		$8,112,712	$7,977,778

  Principal Maturities - as of March 31, 2010

Summarized by year (in millions)

2010	$208
2011	183
2012	1,269
2013	1,088
2014	514
2015	1,011
2016	1,134
2017	406
2018	606
2019	852
Thereafter	968
Discount	(145)
Premium	19

Total	$8,113

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of March 31, 2010, except as noted.

(b)	We issued these notes in the first quarter of 2010. Proceeds were used to repay the outstanding balance under our credit facility.

(c)	The interest rates shown represent the effective interest rate (including non-cash amortization). These convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.

(d)	These notes are convertible at any time by holders at an initial conversion rate of 57.8503 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $17.29 per share, subject to adjustment upon the occurrence of certain events.
Section VI - Debt
Page 6.1

First Quarter 2010
Debt - ProLogis Debt and Equity

(dollars and shares in thousands)
 Global Line of Credit - as of March 31, 2010

Information related to our Global Line (dollars in millions):
Aggregate lender - commitments				$3,655.5

Borrowing capacity (a)				$2,257.2
Less:
Borrowings outstanding				169.7
Outstanding letters of credit				91.1
Debt due within one year				231.0

Current availability				$1,765.4

Financing Activity (b)

	Three Months Ended
	March 31, 2010
	Principal	Interest Rate
Debt Issued:
Senior notes:
Due 2017	$300,000	6.250%
Due 2020	800,000	6.875%
Convertible senior notes:
Due 2015	460,000	3.250%
Secured mortgage debt:
Due 2013	86,696	2.130%

Total Debt Issued	$1,646,696

Debt Repaid / Repurchased:
Senior notes:
Due 2012	$(221,853)	5.500%
Due 2013	(200,623)	5.500%
Convertible senior notes:
Due 2012	(206,179)	5.390%
Due 2013	(254,392)	5.600%
Due 2013	(29,468)	5.860%
Secured mortgage debt:
Due 2012	(45,140)	4.090%
Due 2013	(4,583)	5.560%
Total amortization payments during period	(25,892)

Total Debt Repaid / Repurchased	$(988,130)

Line of Credit Activity, Net - advances (payments)	$(566,923)

Market Capitalization

		Shares or Equivalents	Market Price - as of	Market Value
		Outstanding	March 31, 2010	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares		2,000	$48.04	$96,080
6.75% Series F Cumulative Redeemable Preferred Shares		5,000	$22.03	110,150
6.75% Series G Cumulative Redeemable Preferred Shares		5,000	$21.87	109,350

		12,000		315,580

Common Shares		476,547	$13.20	6,290,420
Convertible limited partnership units		770	$13.20	10,164

		477,317		6,300,584

Total equity				6,616,164
Total debt				8,112,712

Total market capitalization				$14,728,876

(a)	The borrowing base covenant in the Global Line limits the aggregate amount of indebtedness (including obligations under the Global Line and other recourse indebtedness maturing within one year) to no more than 55% of the value (determined by a formula as of the end of each fiscal quarter) of our unencumbered property pool, as defined in the Global Line. For more information on this calculation, see the description of the debt covenant in Appendix B.

(b)	Excludes changes due to foreign exchange rates, if applicable.
Section VI - Debt
Page 6.2

First Quarter 2010
Debt - Property Fund Debt Summary

(dollars in thousands)
 Principal maturities of third party debt for each property fund - as of March 31, 2010

	Wtd. Avg.
	Int. Rate	2010	2011	2012	2013	2014	2015

ProLogis California LLC	7.24%	$-	$-	$-	$-	$137,500	$-
ProLogis North American Properties Fund I	7.59%	122,740	111,750	-	-	-	-
ProLogis North American Properties Funds VI-VIII	5.42%	199	281	625,799	12,422	-	-
ProLogis North American Properties Fund XI	4.32%	32,418	626	670	413	-	-
ProLogis North American Industrial Fund	5.76%	-	-	52,000	80,000	-	108,665
ProLogis North American Industrial Fund II (a)	5.98%	157,460	-	154,000	64,000	563,893	-
ProLogis North American Industrial Fund III	5.73%	1,940	120,705	93,228	385,571	146,462	-
ProLogis Mexico Industrial Fund	6.01%	-	-	99,149	170,000	-	-
ProLogis European Properties	5.53%	73,829	-	337,597	522,503	1,255,279	-
ProLogis European Properties Fund II	4.30%	349,889	-	152,192	492,975	478,981	-
ProLogis Korea Fund	6.11%	-	16,350	32,878	-	-	-

Total		$738,475	$249,712	$1,547,513	$1,727,884	$2,582,115	$108,665

						Grand
	2016	2017	2018	2019	Discount	Total

ProLogis California LLC	$52,500	$-	$-	$120,000	$-	$310,000
ProLogis North American Properties Fund I	-	-	-	-	-	234,490
ProLogis North American Properties Funds VI-VIII	-	-	-	-	-	638,701
ProLogis North American Properties Fund XI	-	-	-	-	(70)	34,057
ProLogis North American Industrial Fund	444,000	394,000	165,500	-	-	1,244,165
ProLogis North American Industrial Fund II	136,500	150,000	104,700	-	(8,765)	1,321,788
ProLogis North American Industrial Fund III	-	-	280,000	-	(2,396)	1,025,510
ProLogis Mexico Industrial Fund	-	-	-	-	-	269,149
ProLogis European Properties	-	-	-	-	-	2,189,208
ProLogis European Properties Fund II	-	-	-	46,913	-	1,520,950
ProLogis Korea Fund	-	-	-	-	-	49,228

Total	$633,000	$544,000	$550,200	$166,913	$(11,231)	$8,837,246

 Principal maturities of third party debt for the property funds combined - as of March 31, 2010
 Line of credit information for each property fund, as applicable - as of March 31, 2010

		Total	Debt	Remaining
	Maturity	Commitment	Balance	Capacity
ProLogis European Properties (b)	2010	$136,600	$-	$136,600
ProLogis European Properties Fund II (b)	2010	409,800	349,889	59,911
ProLogis North American Industrial Fund	2010	50,000	-	50,000

		$596,400	$349,889	$246,511

(a)	Of the $157 million due in 2010, on April 21, 2010, the property fund extended $81 million with the current lender for 5 years and refinanced $71 million with new secured mortgage debt with a 7-year maturity. The remaining balance was paid with cash.

(b)	These lines of credit are denominated in euro and British pound. Amounts are shown in U.S. dollars using the exchange rate as of March 31, 2010.
Section VI - Debt
Page 6.3

First Quarter 2010
Debt - ProLogis Debt Covenant Ratios

 Credit Facility

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 3/31/2010

Minimum Net Worth	> $6.8 billion	$8.6 billion
Fixed Charge Coverage Ratio	> 1.50	1.92
Unencumbered Debt Service Coverage Ratio	> 1.50	1.88
Maximum Consolidated Leverage to Total Asset Value	< 60%	55%
Restricted Investment Test Limiting Non-Industrial Investments	< 25%	20%
Maximum Secured Debt to Total Asset Value	< 30%	9%
Maximum Other Debt to Total Unencumbered Asset Value	< 55%	12%
Permitted Distributions (a)	not applicable

(a)	Beginning in 2009 on a cumulative basis, we are permitted to distribute the greater of 95% of FFO, as defined in the agreement, and the amount required to eliminate our REIT taxable income and/or maintain our REIT status.
 Senior Notes

	Eighth and Ninth
	Supplemental Indenture
		Actual
	Required	Compliance
Financial Covenant	Compliance	at 3/31/2010

Outstanding Indebtedness to Adjusted Total Assets	< 60%	46%
Fixed Charge Coverage Ratio	> 1.5	1.8
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.1
Maximum Secured Debt to Adjusted Total Assets	< 40%	6%
See Definitions in Appendix B.
Section VI - Debt
Page 6.4

First Quarter 2010
Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages)
 Direct Owned

		Gross	Net	First Quarter	Annualized
	Sq. ft.	Book Value	Book Value	2010 NOI (2)	NOI
Operating properties:
Core > 75% leased	121,236	$6,495,051	$5,084,076	$117,037	$468,148
Core < 75% leased	19,599	936,087	716,889	2,248	8,992

	140,835	7,431,138	5,800,965	119,285	477,140
Retail and mixed use	1,150	303,191	276,920	3,976	15,904
Land subject to ground leases and other		428,929	422,764	6,299	25,196
Less: straight lined rents and termination fees				(3,257)	(13,028)

Total core and other (2)		8,163,258	6,500,649	126,303	505,212
Completed development	50,739	4,013,489	3,944,378	70,835	283,340

Total operating properties (2)		$12,176,747	$10,445,027	$197,138	$788,552

		Gross		Actual
		Book Value		First Quarter 2010
Investments in land and development properties:
Properties under development		$194,226
Land held for development		2,387,984

Total investments in land and development properties		$2,582,210

Gains on dispositions of development properties recognized in FFO				$9,495
Development management and other income				$1,076
 Investment Management

	First Quarter 2010		ProLogis’ Weighted Average Ownership		Pro Rata Annualized
	NOI (3)		Interest		NOI
Investment Management segment - North America funds (3)	$145,473	x	29.2%	x 4	$169,912

Investment Management segment - Asian Fund (3)	$2,810	x	20.0%	x 4	$2,248

			Actual		As of
			First Quarter 2010		March 31, 2010
Investment management fee income			$28,662
Investment in and advances to PEPR (based on the net asset value of the units) (4)					$602,373
Investment in and advances to PEPR (based on the trading price of the units) (4)					$534,371

Investment in and advances to PEPF II (based on the net asset value of the units) (5)					$562,944
Preferred investment in North American Industrial Fund II (“NAIF II”) (6)					$85,000
Investments in other unconsolidated investees					$283,339
Other investment management assets / liabilities:
Our share of third party debt of the North American and Asian property funds					$1,442,828
Our share of other third party assets / (liabilities) of the North American and Asian property funds, net					$16,835

Other Balance Sheet Items - as of March 31, 2010

Other assets:
Cash and cash equivalents					$55,878
Deposits, prepaid assets and other tangible assets (7)					631,210
Accounts and notes receivable					153,036

Total other assets					$840,124

Liabilities and preferred equity:
Convertible bonds issued in March 2010 (8)					$460,000
Other debt					7,652,712

Total debt					8,112,712
Other liabilities, payables, and accrued expenses					909,952

Total liabilities					9,022,664
Preferred shares					350,000

Total liabilities					$9,372,664

Total common shares outstanding					476,547
Dilution effect for convertible bonds issued in March 2010 (8)					26,611

					503,158

See Page 7.2 for note references
Section VII - Net Asset Value
Page 7.1

First Quarter 2010
Notes to Net Asset Value

(1)	The components of Net Asset Value do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of our rental income and rental expenses, computed under GAAP, to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows (amounts in thousands).

(in thousands)	Core	Completed	Total
	and Other	Development	ProLogis

Calculation of pro forma NOI:
Rental income	$178,496	$51,781	$230,277
Rental expenses	(48,936)	(18,718)	(67,654)
Straight-lined rents and amortization of lease intangibles (a)	(3,086)	(8,239)	(11,325)
Net termination fees and adjustments (b)	(171)	-	(171)

Adjusted NOI	126,303	24,824	151,127
Less: NOI on contributed properties (c)	-	(1,278)	(1,278)

NOI for properties owned at March 31, 2010 (d)	126,303	23,546	149,849
Add: proforma adjustment (e)	-	47,289	47,289

Pro forma NOI	$126,303	$70,835	$197,138

(a)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(d)	The NOI for Completed Development properties owned at March 31, 2010 was $20.7 million in the fourth quarter 2009.

(e)	This incremental adjustment is necessary to reflect a full period of NOI for our Completed Development properties using an estimated stabilized yield. The comparable adjustment in the fourth quarter 2009 was $54.3 million.
(3)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for the property funds, excluding PEPR and PEPF II, for the three months ended March 31, 2010 is included below (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see notes 4 and 5 below).

	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico
(in thousands, except percentages)	California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	LLC	Fund I	Funds VI-VIII	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 3/31/2010	50.0%	41.3%	20.0%	20.0%	23.1%	37.0%	20.0%	24.2%	20.0%
Calculation of pro forma NOI:
Rental income	$21,857	$10,195	$22,399	$3,765	$62,199	$39,340	$30,134	$11,958	$2,841
Rental expenses	(4,135)	(2,644)	(7,204)	(1,338)	(17,997)	(10,800)	(7,751)	(2,113)	(127)
Straight-lined rents and amortization of lease intangibles (a)	(611)	176	(142)	(208)	(1,086)	(474)	(1,481)	(154)	96
Net termination fees and adjustments (b)	31	-	-	-	-	(589)	-	-	-
Certain fees paid to ProLogis (c)	159	95	196	47	653	406	301	107	-

Adjusted NOI	17,301	7,822	15,249	2,266	43,769	27,883	21,203	9,798	2,810
Less: actual NOI on certain properties (d)	-	-	-	-	(195)	-	-	-	-
Add: stabilized NOI on certain properties (e)	-	-	-	-	377	-	-	-	-

Pro forma NOI	$17,301	$7,822	$15,249	$2,266	$43,951	$27,883	$21,203	$9,798	$2,810

(a)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	The NOI for properties that were acquired or disposed of during the three-month period is removed.

(e)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period.
Section VII - Net Asset Value
Page 7.2

First Quarter 2010
Notes to Net Asset Value

(4)	At March 31, 2010, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Common equity units held by ProLogis on March 31, 2010	63,063	Common equity units held by ProLogis on March 31, 2010	63,063
Net asset value per unit at March 31, 2010, in euros (a)	€6.01	Price per unit at March 31, 2010, in euros (b)	€5.21

	€379,009		€328,558

Preferred equity units held by ProLogis on March 31, 2010	7,016	Preferred equity units held by ProLogis on March 31, 2010	7,016
Price per unit at March 31, 2010, in euros (c)	€7.05	Price per unit at March 31, 2010, in euros (c)	€7.05

	€49,463		€49,463

Total investment in euros	€428,472	Total investment in euros	€378,021
Euro to U.S. dollar exchange rate at March 31, 2010	1.3479	Euro to U.S. dollar exchange rate at March 31, 2010	1.3479

Total in U.S. dollars	$577,537	Total in U.S. dollars	$509,535
Net amounts owed to ProLogis	24,836	Net amounts owed to ProLogis	24,836

Total Net Asset Value at March 31, 2010	$602,373	Total Net Asset Value at March 31, 2010	$534,371

(a)	Based on PEPR’s estimated IFRS net asset value per unit as of March 31, 2010.

(b)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.

(c)	Based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange.
(5)	At March 31, 2010, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on March 31, 2010	72,037
Net asset value per unit at March 31, 2010, in euros (a)	€5.60

Total in euros	€403,407
Euro to U.S. dollar exchange rate at March 31, 2010	1.3479

Total in U.S. dollars	$543,752
Net amounts owed to ProLogis	19,192

Total Net Asset Value at March 31, 2010	$562,944

(a)	Based on PEPF II’s estimated IFRS net asset value per unit as of March 31, 2010.
(6)	Represents our $85 million preferred investment in NAIF II that earns a 10% preferred return.

(7)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”. This includes $112.9 million of rent leveling assets.

(8)	These notes are convertible by the holders at any time at an initial conversion of 57.8503 common shares per $1,000 note outstanding. Amount is the total potential convertible shares assuming outstanding for the full period. The impact of the conversion may be anti-dilutive and therefore, not included in the weighted average share calculation.
Section VII - Net Asset Value
Page 7.3

First Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Please also read the Definitions included in Appendix B.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed that we refer to as Completed Development Properties. Our intent is to hold and use the Core and Development properties, however, depending on market and other conditions, we may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
(1)	In March 2010, we issued $800 million of senior notes with a stated interest rate of 6.875% and a maturity of March 2020, $300 million of senior notes with a stated interest rate of 6.250% and a maturity of March 2017, and $460 million of convertible notes with a stated interest rate of 3.25% and a maturity of March 2015. We used the proceeds primarily to repay borrowings under our Global Line. We utilized proceeds from our Global Line to repurchase the debt, as discussed below.

During the three months ended March 31, 2010 and 2009, in connection with our announced initiatives to stagger and extend our debt securities and reduce debt, we repurchased several series of senior and convertible senior notes outstanding with maturities in 2012 and 2013. In addition, in 2010 we repaid certain secured mortgage debt in connection with the sale of a property in Japan. The repurchase activity is summarized, as follows (in thousands):

	Three Months Ended
	March 31,
	2010	2009
Convertible Senior Notes (a):
Original principal amount	$490,039	$48,200
Cash purchase price	$465,094	$24,821
Senior Notes:
Original principal amount	$422,476	$-
Cash purchase price	$449,382	$-
Secured Mortgage Debt:
Original principal amount	$45,140	$-
Cash repayment price	$46,659	$-
Total:
Original principal amount	$957,655	$48,200
Cash purchase / repayment price	$961,135	$24,821
Gain (loss) on early extinguishment of debt (b)	$(47,633)	$17,928

(a)	Although the purchase price is less than the principal amount outstanding, due to the non-cash discount, the repurchase of these notes results in a non-cash loss. Therefore, we have adjusted for this non-cash loss of $15.2 million to arrive at FFO, excluding significant non-cash items.

(b)	Represents the difference between the recorded debt (including unamortized related debt issuance costs, premiums and discounts) and the consideration we paid to retire the debt.
(2)	The net losses recognized in Accumulated Other Comprehensive Income (Loss) in the three months ended March 31, 2010 in our Consolidated Balance Sheet are principally the result of the strengthening of the U.S. dollar against the euro, yen and pound sterling. The strengthening of the U.S. dollar against these currencies results in less reported net assets upon translation of our international operations into U.S. dollars.

(3)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):
Appendix A
Page - 1 -

First Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)

	Three Months Ended
	March 31,
	2010	2009

Rental income	$168,266	$159,352
Rental expense recoveries	50,724	48,082
Straight-lined rents	11,287	8,690

	$230,277	$216,124

(4)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation (“GIC RE”), for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments).

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of properties to the property funds based on our ownership interest in the property funds at the time of original contribution of properties. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. We continued to manage the Japan properties until July 2009.

(5)	In the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions. These initiatives included a Reduction in Workforce (“RIF”) program and reductions to other expenses through various cost savings measures. Lower gross G&A and less development has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended
	March 31,
	2010	2009

Gross G&A expense	$66,853	$77,840
Reported as rental expense	(5,001)	(4,935)
Reported as investment management expenses	(10,319)	(10,576)
Capitalized amounts	(9,527)	(14,086)

Net G&A	$42,006	$48,243

(6)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended
	March 31,
	2010	2009

Gross interest expense	$105,009	$101,859
Amortization of discount, net	15,334	18,712
Amortization of deferred loan costs	6,482	3,378

Interest expense before capitalization	126,825	123,949
Capitalized amounts	(16,846)	(31,017)

Net interest expense	$109,979	$92,932

Gross interest expense increased in 2010 from 2009 due to increased borrowing rates and the decrease in interest capitalized in 2010 from 2009 is due to less development activity.

(7)	Included in Net Gains on Dispositions of Real Estate Properties is a gain of $1.1 million from the sale of land during the three months ended March 31, 2010 that was previously impaired.
Appendix A
Page - 2 -

First Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
(8)	Included in Foreign Currency Exchange Gains (Losses), Net, for the three months ended March 31, 2010 and 2009, are net foreign currency exchange gains related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between December 31, and March 31, of the applicable years. We do not include the gains and losses related to inter-company loans in our calculation of FFO.

(9)	The operations of the properties held for sale and properties that are disposed of to third parties during a period, including the aggregate net gains recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.

During the three months ended March 31, 2010, we disposed of 8 properties to third parties aggregating 0.4 million square feet, none of which were development properties. During all of 2009, other than our China operations, we disposed of land subject to ground leases and 140 properties aggregating 14.8 million square feet to third parties, 3 of which were development properties.

The income attributable to these properties was as follows (in thousands):

	Three Months Ended
	March 31,
	2010	2009

Rental income	$641	$27,411
Rental expenses	(232)	(8,574)
Depreciation and amortization	(66)	(6,413)
Other expenses, net	-	(574)

Income attributable to disposed properties	$343	$11,850

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties in the calculation of FFO, including those classified as discontinued operations.

(10)	For the three months ended March 31, 2010, this amount is net of $851,000 of current income tax expense related to the sale of a building.
Notes to Section IV - Investment Management
(1)	Included in North American funds are 10 property funds. As of January 1, 2010, we are excluding two North American funds from the Supplemental Package (see page 4.1). We contributed one property to ProLogis North American Industrial Fund during the first quarter of 2010.

(2)	The European funds include PEPR and PEPF II.

(3)	Represents the ProLogis Korea Fund.

(4)	Certain property funds in North America have interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates that no longer met the requirements for hedge accounting. The changes in the fair value of these contracts are recorded through earnings. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. Gains (losses) on derivatives included in earnings for the three months ended March 31, 2010 and 2009 were $(6.6) million and $26.4 million, respectively. Gains (losses) on derivatives included in FFO for the three months ended March 31, 2010 and 2009 were $(17.6) million and $31.4 million, respectively.

(5)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method - see note 7 below.

(6)	Includes only those fees earned from the property funds included here in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures.

(7)	Represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.
Appendix A
Page - 3 -

First Quarter 2010
Appendix B - Definitions

Core - Completed Development Portfolio – Includes industrial operating properties we developed.
Core Portfolio – Includes all industrial operating properties that we own directly, excluding the completed development portfolio.
Debt Covenants –
Credit Facility – We have a credit facility (the “Global Line”) with aggregate borrowing capacity of $3.7 billion and outstanding borrowings of $169.7 million as of March 31, 2010. In August 2009, we amended our Global Line to, among other things, extend the maturity to August 21, 2012 and reduce the size of the aggregate commitments to $2.25 billion, after October 2010, from the current level of $3.7 billion (in each case subject to currency fluctuations). The Global Line includes covenants that may limit the amount of indebtedness that we and our subsidiaries can incur to an amount that may be less than the aggregate lender commitments under the Global Line, depending on the timing and use of proceeds of the borrowings. The borrowing base covenant in the Global Line limits the aggregate amount of indebtedness (including obligations under the Global Line and other recourse indebtedness maturing within one year) to no more than 55% of the value (determined by a formula as of the end of each fiscal quarter) of our unencumbered property pool, as defined in the Global Line.
Our current remaining capacity to borrow under the Global Line is calculated as the lesser of (i) the aggregate lender commitments and (ii) the borrowing capacity, in each case reduced by the outstanding borrowings, letters of credit and recourse debt due within one year, resulting in current remaining capacity of $1.8 billion at March 31, 2010. Therefore, the amount of funds that we may borrow under the Global Line will vary from time to time based upon the outstanding amount of such specified indebtedness and the quarterly formulaic valuation of our unencumbered property pool.
We may draw funds from a syndicate of banks in U.S. dollars, euros, Japanese yen, British pound sterling and Canadian dollars, and until October 2010, South Korean won. Lenders who did not participate in the amended and extended facility will be subject to the pre-amendment pricing structure through October 2010, while the new pricing structure is effective immediately to extending lenders. Based on our public debt ratings and a pricing grid, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding (2.24% per annum at March 31, 2010 based on a weighted average using local currency rates).
As of March 31, 2010, we were in compliance with all of our covenants under this agreement.
Senior Notes – We have approximately $6.7 billion of senior notes outstanding as of March 31, 2010, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants.
On October 1, 2009, at the completion of a consent solicitation with regard to the senior notes, other than the convertible senior notes, we and the trustee under the Indenture entered into a Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) giving effect to the Indenture amendments described in the solicitation statement dated September 21, 2009. The Ninth Supplemental Indenture became operative upon payment of the consent fee, discussed below. The Indenture amendments are binding on all holders of the senior notes, other than the convertible senior notes, including non-consenting holders. The amended covenants, defined terms and thresholds for certain events of default, as included in the Ninth Supplemental Indenture, are consistent with the Eighth Supplemental Indenture, which was entered into with the trustee in August 2009 in connection with the issuance of $350 million of senior notes. Therefore, as of October 1, 2009, all senior notes, other than the convertible senior notes, issued under the Indenture are now subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
In consideration for the consents from the record holders of the solicited notes to the proposed amendments, in October 2009, we paid to each record holder $2.50 for each $1,000 in principal amount of solicited notes as to which we had received a valid (and unrevoked) consent on or prior to the consent solicitation expiration date from such record holder.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of March 31, 2010, we were in compliance with all applicable covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
Appendix B
Page - 1 -

First Quarter 2010
Appendix B - Definitions

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
FFO, including significant non-cash items
To arrive at FFO, including significant non-cash items, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
We calculate FFO, including significant non-cash items for our unconsolidated investees on the same basis as we calculate our FFO, including significant non-cash items.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, including significant non-cash items, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items
When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, including significant non-cash items, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.
To arrive at FFO, excluding significant non-cash items, we adjust FFO, including significant non-cash items, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and

(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;
Appendix B
Page - 2 -

First Quarter 2010
Appendix B - Definitions

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.
The impairment charges of real estate properties that we have recognized in 2009 were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets.
Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.
In connection with our announced initiatives to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.
During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters since the fourth quarter of 2008 and we believe it is reasonably likely that we will recognize similar charges and gains in the near future, which we anticipate to be through the second or third quarter of 2010. As we continue to focus on generating liquidity, we believe it is likely that we will recognize additional impairment charges of land, completed properties and certain other non-real estate assets that we or our unconsolidated investees will sell in the near future. However, we believe that as the financial markets stabilize, our liquidity needs change and the capital available to the existing unconsolidated property funds to acquire our completed development properties is expended, the potential for impairment charges of real estate properties or other non-real estate assets will disappear or become immaterial in the near future.
We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.
As described above, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, including significant non-cash items.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.
Appendix B
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First Quarter 2010
Appendix B - Definitions

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended March 31, 2010, as those operating properties that were in operation at Jan 1, 2009 and have been in operation throughout the full periods in both 2010 and 2009. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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